UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                                     December 8, 2010

CHINA LOGISTICS GROUP, INC.
(Exact name of registrant as specified in its charter)

Florida	0-31497	65-1001686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23F. Gutai Beach Building No. 969, Zhongshan Road (South), Shanghai, China	200011
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(562) 408-3888

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 8, 2010, the Honorable Alan S. Gold, U.S. District Judge the U.S. District Court for the Southern District of Florida (Case No. 08-61517-CIV-GOLD/MCALILEY) entered an order which, among other things, affirmed and adopted the Magistrate Judge’s September 10, 2010 report and recommendation denying the Securities and Exchange Commission’s (the “SEC”) motion seeking disgorgement of $931,000 from China Logistics Group, Inc. (the "Company").  The Judge’s order also denied the SEC’s motion for disgorgement from the Company. The SEC’s motion for disgorgement was filed in connection its September 24, 2008 complaint against Mr. V. Jeffrey Harrell, our former CEO and principal and financial accounting officer, Mr. David Aubel, previously our largest shareholder and formerly a consultant to us, and the Company based upon the alleged improper conduct of Messrs. Harrell and Aubel that occurred at various times between in or about April 2003 and September 2006 as previously disclosed in Item 1 – Legal Proceedings in our Form 10-Q filed with the SEC on November 15, 2010.  A copy of the Court’s December 8, 2010 Order is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

99.1      December 8, 2010 Order Adopting and Affirming Report and Recommendation on Motion to Set Disgorgement and Civil Penalty Amounts, Closing Case.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA LOGISTICS GROUP, INC.

Date: December 9, 2010	By:	Wei Chen
Wei Chen, CEO and President